UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 20, 2005

                                 TECHEDGE, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                     000-50005                 04-3703334
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

  33 Wood Avenue South, 7F
        Iselin, New Jersey                                      07310
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(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (732) 632-9896

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

      |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

      |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

      The stockholders of Techedge, Inc. ("Techedge" or the "Company") ratified its board of directors' adoption of Techedge's 2005 Equity Compensation Plan at the annual stockholders' meeting on May 20, 2005.

Description of the 2005 Equity Compensation Plan

The following description of the principal terms of the 2005 Plan is a summary and is qualified in its entirety by the full text of the 2005 Plan.

      Administration. The 2005 Plan will be administered by a duly authorized committee appointed by the Board of Directors and charged with administration of the 2005 Plan. The Committee may grant options to purchase shares of the Company's common stock, stock purchase rights and restricted or unrestricted stock awards ("awards") of shares of common stock to eligible employees, directors and consultants, determine the terms and conditions of each option, stock purchase right or award and adopt, amend and rescind rules and regulations for the administration of the 2005 Plan. No options, stock purchase rights or awards may be made under the 2005 Plan after April 14, 2015, but the 2005 Plan shall continue thereafter while previously granted options, stock purchase rights or awards remain subject to the 2005 Plan.

      Employees, Directors and Consultants Eligible to Receive Options or Awards Under the 2005 Plan. Persons eligible to receive options, stock purchase rights or awards under the 2005 Plan are those employees, directors and consultants of Techedge and its subsidiaries who, in the opinion of the Committee, are in a position to make a significant contribution to our success.

      Shares Subject to the 2005 Plan. Subject to adjustments set forth in the 2005 Plan, the aggregate number of shares of common stock available for issuance under the 2005 Plan will be 8,500,000, subject to customary adjustments for stock splits, stock dividends or similar transactions. If any option or stock purchase right granted under the 2005 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of common stock as to which such option, stock purchase right or award was forfeited shall be available for future grants within certain limits under the 2005 Plan. No director, employee or consultant may receive awards of or relating to more than 4,000,000 shares of Techedge's common stock in the aggregate in any year.

      Terms and Conditions of Options. The Committee determines the exercise price of options granted under the 2005 Plan. The exercise price of incentive stock options, however, must be at least equal to the fair market value per share of common stock (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder) issuable upon exercise of the option at the time the incentive option was granted. No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant. Options issued under the 2005 Plan will be exercisable at such time or times as the Committee prescribes at the time of grant. Unless otherwise determined by the Committee, options will generally be exercisable as to 12.5% of the shares of common stock underlying such option 6th months after the date of grant and as to 1/42 of the remaining shares subject to the option each month thereafter.


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

      Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. The Committee is also authorized to establish a cashless exercise program.

      No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient's lifetime an option may be exercised only by the recipient. Unless otherwise determined by the Committee, options that are exercisable at the time of a recipient's termination of service with Techedge will continue to be exercisable for three months (twelve months if the optionee terminates service due to death or disability).

      Terms and Conditions of Stock Purchase Rights. Stock purchase rights may be issued either alone, or in tandem with, options or other awards under the 2005 Plan. A stock purchase right allows a recipient to purchase a share of common stock at a price determined by the Committee. The Company will have the right to repurchase the shares of common stock that are subject to the award upon the recipient's termination of service. Unless otherwise determined by the Committee, the Company's right of repurchase will lapse as to 12.5% of the purchased shares 6 months after the date of grant and will lapse as to 1/42 of the remaining purchased shares each month thereafter.

      Terms and Conditions of Restricted Stock Awards. The Committee may also grant a restricted stock award to any eligible employee, director or consultant. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with the Company prior to the award having vested. Unless otherwise determined by the Committee, 12.5% of the shares subject to a restricted stock award will vest 6 months after the date of grant and as to 1/42 of the remaining shares each month thereafter. Unless otherwise determined by the Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

      Terms and Conditions of Unrestricted Stock Awards. The Committee may grant unrestricted stock awards to any eligible employee, director or consultant.
Unrestricted shares do not require any payment by the recipient and are not subject to forfeiture.

      In the event of a consolidation or merger in which Techedge is not the surviving corporation or which results in the acquisition of substantially all Techedge's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all Techedge's assets, the 2005 Plan provides that all outstanding options and stock purchase rights will become exercisable, unless the successor entity assumes such options and stock purchase rights, and that the Company's right of repurchase with respect to shares covered by all outstanding stock purchase rights and all restrictions with respect to restricted stock awards will lapse.

      The Board may at any time amend the 2005 Plan for the purpose of satisfying the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of common stock available under the 2005 Plan, (b) change the group of individuals eligible to receive options and/or purchase grants, or (c) extend the term of the 2005 Plan.


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

Item 1.02      Termination of a Material Definitive Agreement.

      As a result of Techedge's stockholders ratification of the 2005 Equity Compensation Plan at the annual stockholders' meeting on May 20, 2005, Techedge has terminated the China Quantum Communications, Ltd. ("CQCL") 2001 Stock Plan with respect to future option grants.

Description of the CQCL 2001 Stock Plan

      Adoption and Shares Reserved. Our board of directors approved the assumption of the CQCL 2001 Stock Plan in August 2004 in connection with our acquisition of CQCL. The 2001 Stock Plan provided for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options to our employees, directors and consultants.

      The 2001 Stock Plan provided that the maximum aggregate number of shares that may be subject to option and sold pursuant to the plan is 11,557,488 shares. As a result of the stockholders ratification of the adoption of the 2005 Equity Compensation Plan, the 2001 Stock Plan has been terminated with respect to future option grants. We are required to reserve and keep available such number of shares to satisfy the outstanding but unexercised options that have been granted under the 2001 Stock Plan.

      Administration. Our board of directors or a committee of our board administers the 2001 plan. The administrator has the power to determine the fair market value of the shares, select the employees, directors or consultants to whom options are to be granted, the terms of the options granted, including the exercise price, the number of shares covered by each option, form of consideration, terms of exercisability of the options and vesting acceleration or waiver of forfeiture restrictions; however, no additional options will be granted under the 2001 plan.

      Exercise Price. The administrator determines the exercise price of options granted under the 2001 plan, subject to the following requirements: (i) the exercise price of incentive stock options shall be no less than 100% of the fair market value per share, and for incentive stock options granted to employees who own greater than 10% of the voting power of all classes of our stock, the exercise price shall be no less than 110% of the fair market value per share; and (ii) the exercise price of nonstatutory stock options shall be no less than 85% of the fair market value per share, and for nonstatutory stock options granted to employees, directors or consultants who own greater than 10% of the voting power of all classes of stock, the exercise price shall be no less than 110% of the fair market value per share. The term of an option may not exceed 10 years from the date of grant, except in the case of incentive stock options granted to employees owning more than 10% of the voting power of all of our classes of stock, in which case the term shall be no more than 5 years.

      Termination of Employment. After termination of one of our employees, directors or consultants, that person may exercise an option for the period of time stated in the option agreement. In the case of termination of one of our employees, directors or consultants due to death or disability, the option will remain exercisable for 6 months following the date of termination. In all other cases, in the absence of a period of time in the option agreement, to the extent the option is vested the option will remain exercisable for 30 days following the date of termination. To the extent that an option is not exercised within the applicable time period, the unexercised option is reverted to the plan. If on the date of termination, the option is not fully vested, the unvested portion of the option is reverted to the plan.


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

      Non-Transferability of Options. Our 2001 plan generally does not allow for the transfer of options, except by will or the laws of descent, and only the holder of an option may exercise the option during the holder's lifetime.

      Adjustments upon Merger or Asset Sale. Our 2001 plan provides that the Administrator may allow holders to exercise options in the event of a proposed dissolution or liquidation of the company. The plan also provides that if we merge with another corporation, sell all or substantially all of our assets, the successor corporation will assume or provide a substitute for each option. If the outstanding options are not assumed or substituted, the options shall terminate as of the date of the merger or asset sale.

      Amendment and Termination. Our 2001 plan has been terminated with respect to future option grants. Our board of directors has the authority to amend, suspend or terminate the plan provided it does not adversely affect any option previously granted under it.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TECHEDGE, INC.

                                       By:  /s/ Peter Wang
                                          --------------------------------------
                                           Name:  Peter Wang
                                           Title: Chief  Executive  Officer and
                                                  Chairman of the Board


Dated:  May 26, 2005


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